UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2013

Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4304	75-0725338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 25, 2013, the following matters were voted upon and approved by Commercial Metals Company’s (the “Company”) stockholders at the Company’s Annual Meeting of Stockholders:

(1) the election of three persons to serve as directors until the 2016 Annual Meeting of Stockholders and until their successors are elected;

(2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2013;

(3) the approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting;

(4)	the approval of the Commercial Metals Company 2013 Cash Incentive Plan; and

(5)	the approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan.

The following is a summary of the final voting results for each matter presented to the stockholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Rhys J. Best	66,645,377	28,280,220	10,645,841
Richard B. Kelson	75,569,414	19,356,183	10,645,841
Rick J. Mills	85,365,850	9,559,747	10,645,841

All three directors were elected to serve three-year terms expiring at the 2016 Annual Meeting of Stockholders.

Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
94,749,160	2,521,402	8,300,876	—

Approval, on an advisory, non-binding basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2013 Annual Meeting:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
79,613,403	6,761,696	8,550,498	10,645,841

Approval of the Commercial Metals Company 2013 Cash Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
81,443,588	4,959,871	8,522,138	10,645,841

Approval of the Commercial Metals Company 2013 Long-Term Equity Incentive Plan:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
76,301,357	10,094,590	8,529,650	10,645,841

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: January 30, 2013
	By:	/s/ Ann J. Bruder
	Name:	Ann J. Bruder
	Title:	Senior Vice President of Law, Government Affairs and Global Compliance, and General Counsel